                                                                    EXHIBIT 12.1

RATIO SUPPORT

RATIO OF EARNINGS TO FIXED CHARGES

                                                                          Hudson   Holding
                                                                            Pro      Pro                        Hudson      Holding
                                                                           Forma    Forma  March 28, March 27, Pro Forma   Pro Forma
                                1993     1994     1995    1996     1997    1997     1997     1997     1998     27-Mar-98   27-Mar-98
                              -------  -------  ------- -------  ------- -------- --------  -------   -------  ---------- ----------
Earnings:
   Pre-Tax Income               5,357    7,845    (118)   7,154   11,443    5,333       128   3,240     1,521     312          (977)

Fixed Charges:
   Interest Expense             2,253    2,299   2,424    2,177    1,834   13,694    13,694     505       419   3,423         3,423
   Amort. of Debt Expense         486      386     147       59       62    1,405     1,405      16        24     351           351
   Interest Factor of Rental
    Expense                       349      321     355      369      377      377       377      94        94      94            94
                                -----   ------   -----    -----   ------   ------    ------   -----     -----   -----         -----
   Total Fixed Charges          3,088    3,006   2,926    2,605    2,273   15,476    15,476     615       537   3,869         3,869
                                -----   ------   -----    -----   ------   ------    ------   -----     -----   -----         -----
   Total Earnings               8,445   10,851   2,808    9,759   13,716   20,809    15,604   3,855     2,058   4,180         2,891
   Total Fixed Charges          3,088    3,006   2,926    2,605    2,273   15,476    15,476     615       537   3,869         3,869
                                -----   ------   -----    -----   ------   ------    ------   -----     -----   -----         -----

   Ratio of earnings to           2.7      3.6     1.0      3.7      6.0      1.3       1.0     6.3       3.8     1.1           0.7
    fixed charges                                                                                                              (977)

   Deficiency of earnings to
    cover fixed charges

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RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                                                                          Holding
                                                                                                                            Pro
                                                                      Hudson     Holding                       Hudson      Forma
                                                                     Pro Forma  Pro Forma March 28, March 27, Pro Forma    27-Mar-
                               1993    1994    1995   1996    1997      1997      1997      1997     1998     27-Mar-98      98
                             ------- ------- ------- ------- ------- ---------  --------- -------- ---------  ----------  ---------
Earnings:
   Pre-Tax Income              5,357   7,845    (118)  7,154  11,443     5,333        128    3,240    1,521         312        (977)


Fixed Charges:
   Interest Expense            2,253   2,299   2,424   2,177   1,834    13,694     13,694      505      419       3,423       3,423
   Amort. of Debt Expense        486     386     147      59      62     1,405      1,405       16       24         351         351
   Interest Factor of Rental
    Expense                      349     321     355     369     377       377        377       94       94          94          94
   Preferred Stock Dividend
    Expense                       --      --      --      --      --     5,915      5,915       --       --       1,438       1,438
                               -----  ------   -----   -----  ------    ------     ------    -----    -----       ------     ------
   Total Fixed Charges         3,088   3,006   2,926   2,605   2,273    21,391     21,391      615      537       5,307       5,307
                               -----  ------   -----   -----  ------    ------     ------    -----    -----       ------     ------
   Total Earnings              8,445  10,851   2,808   9,759  13,716    20,809     15,604    3,855    2,058       4,180       2,891
   Total Fixed Charges         3,088   3,006   2,926   2,605   2,273    21,391     21,391      615      537       5,307       5,307
                               -----  ------   -----   -----  ------    ------     ------    -----    -----       ------     ------

      Ratio of earnings to       2.7     3.6     1.0     3.7     6.0       1.0        0.7      6.3      3.8         0.8         0.5
        fixed charges and
         preferred stock
          dividends
Deficiency of earnings to
 cover fixed charges                                                               (5,787)                       (1,127)     (2,416)

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
Computation if Interest Factor of Rental
----------------------------------------
Operating rental expense                       1,047     963   1,065   1,106  1,132   1,132   1,132      283   283     283     283

Interest Factor                                   33%     33%     33%     33%    33%     33%     33%      33%   33%     33%     33%
                                               -----     ---   -----   -----  -----   -----   -----      ---   ---     ---     ---
     Total                                       349     321     355     369    377     377     377       94    94      94      94
                                               =====     ===   =====   =====  =====   =====   =====      ===   ===     ===     ===

Computation of Preferred Stock Expense
----------------------------------------
Preferred stock expense                          863

Tax effect (1.0-.40)                              60%
                                               -----
     Total                                     1,438
                                               =====

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